Exhibit (f)(2)

POWER OF ATTORNEY

Reference is hereby made to the registration by Barclays PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (1) (i) debt securities, (ii) contingent capital securities and (iii) ordinary shares, in each case which may be offered and sold by Barclays (collectively, “Securities”); (2) ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Group Sharepurchase Plan and Barclays Group Share Value Plan; and (3) American Depositary Shares of Barclays evidenced by American Depositary Receipts (the “ADRs”). Such Securities will be registered on one or more registration statements on Form F-3 (including amendments thereto), such Shares will be registered on one or more registration statements on Form S-8 and such ADRs will be registered on one or more registration statements on Form F-6, or each on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”). In connection with each Registration Statement on Form F-3 or Form S-8. Barclays will file a Form F-N to appoint an agent for service of process in the United States (the “Form F-N”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays, the Group General Counsel, the Company Secretary or the Assistant Company Secretary of Barclays, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities. Shares or ADRs that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act and one or more Form F-Ns and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect from the date hereof and may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: November 5, 2025	By:	/s/ Sandeep Singh
	Name:	Sandeep Singh
	Title:	Authorized Representative in the United States; Deputy Treasurer - Barclays Americas

[Signature page of Power of Attorney]